                                                                    EXHIBIT 99.1



                                                     CONTACT: INVESTOR RELATIONS

                                                           HENRY R. MANDELL, CEO
                                           SPATIALIZER AUDIO LABORATORIES,  INC.

                                                             408-453-4180 EXT. 4
                                                        INVESTOR@SPATIALIZER.COM

                  SPATIALIZER AUDIO LABORATORIES, INC. REPORTS
                      FIRST QUARTER 2004 OPERATING RESULTS


        San Jose, Calif., May 12, 2004- Spatializer Audio Laboratories, Inc. (OTC Bulletin Board:SPAZ) today announced financial results for the first quarter ended March 31, 2004.

        Revenues for the three months ended March 31, 2004 were $171,000, compared to revenues of $332,000 in the comparable period last year, a decrease of 48%.

        Net loss in the three months ended March 31, 2004 was ($124,000), ($0.00) basic per share, compared with net loss of ($74,000), ($0.00) basic per share in the comparable period last year.

        The decline in revenue resulted from the expiration of a licensing agreement with a major computer account in January 2003 and the effects of cost reductions by DVD player accounts resulting in outsourcing to manufacturers in China who generally decline to pay for such software or where features must be eliminated to achieve manufacturing cost targets. This was partially offset by an increase in revenues from cell phone accounts that started shipping commercial quantities with our technologies in the first quarter.

        The net loss resulted from decreased revenues, partially offset by reduced operating expenses.

        At March 31, 2004, the Company had $647,000 in cash and cash equivalents as compared to $589,000 at December 31, 2003. The increase in cash and cash equivalents is attributed to the decreases in accounts receivable. The Company had working capital of $663,000 at March 31, 2004 as compared with working capital of $792,000 at December 31, 2003.

         "We continued to experience declining year-to-year revenues from DVD customers, primarily from the curtailment or cessation of use of our products due to intense on-going pressure on cost reduction," stated Henry R. Mandell, chairman and chief executive officer of Spatializer Audio Laboratories, Inc. "On the positive side, our overhead reduction initiative yielded strong results, with a reduction in year-to-year quarterly overhead of nearly $100,000, or 25%. Further, we saw the beginning of the ramp-up of revenue from the cell phone market, which we are targeting, among others, to replace lost business in the DVD player market and to fuel future growth."

        Henry R. Mandell concluded, "The convergence of entertainment, computing and communications is creating new and viable applications for Spatializer technology. These platforms are less commoditized than DVD players. Impressive, high quality audio is being perceived as a requirement to help bridge this convergence. The response from these markets to our solutions has been strong. As such, we expect to successfully penetrate markets that are new to Spatializer where the competitive dynamics are more favorable to enhancing and expanding our business. I look forward to providing more specific information in the future when these transactions can be announced."


ABOUT SPATIALIZER

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, Samsung and Sharp, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company's web site, www.spatializer.com, Spatializer's SEC filings, and by contacting the company's Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this background news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management's belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company's financial goals will be realized. Numerous uncertainties and risk factors may affect the company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


NOTICES: Spatializer is a registered and trademark of Desper Products, Inc. Desper Products, Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories, Inc. Copyright (C) 2004 Spatializer Audio Laboratories, Inc.

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                        FOR THE THREE MONTH PERIOD ENDED
                                        -------------------------------
                                          MARCH 31,           MARCH 31,
                                            2004                2003
                                        ------------        ------------
Revenues:
  License Revenues                      $         --        $         --
  Royalty Revenues                           170,679             332,378
  Product Revenues                                --                  --
                                        ------------        ------------
                                             170,679             332,378
Cost of Revenues                              17,004              35,942
                                        ------------        ------------
Gross Profit                                 153,675             296,436

Operating Expenses:
  General and Administrative                 166,630             156,402
  Research and Development                    95,482             109,003
  Sales and Marketing                         13,701             102,139
                                        ------------        ------------
                                             275,813             367,544
                                        ------------        ------------

Operating Profit (Loss)                     (122,138)            (71,108)

Interest and Other Income                        941               2,492
Interest and Other Expense                    (2,599)             (2,813)
                                        ------------        ------------
                                              (1,658)               (321)
                                        ------------        ------------

Income (Loss) Before Income Taxes           (123,796)            (71,429)
Income Taxes                                      --              (3,020)
                                        ------------        ------------

Net Income (Loss)                       $   (123,796)       $    (74,449)
                                        ============        ============

Basic (Loss) Per Share                  $      (0.00)       $      (0.00)
                                        ============        ============

Weighted Average Shares
   Outstanding                            47,015,865          47,406,939
                                        ============        ============

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                           MARCH 31,          DECEMBER 31,
                                                                             2004                2003
                                                                         ------------        ------------
                                                                          (unaudited)
Current Assets:
     Cash and Cash Equivalents                                           $    647,148        $    589,797
     Accounts Receivable, net                                                 182,519             345,411
     Prepaid Expenses and Deposits                                              7,844              35,430
                                                                         ------------        ------------
Total Current Assets                                                          837,511             970,638

Property and Equipment, net                                                    38,221              42,022
Intangible Assets, net                                                        188,897             192,485
                                                                         ------------        ------------
Total Assets                                                             $  1,064,629        $  1,205,145
                                                                         ============        ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Notes Payable to Related Parties, Short Term                              37,500              37,500
     Accounts Payable                                                          40,246              21,466
     Accrued Wages and Benefits                                                44,491              36,973
     Accrued Professional Fees                                                  5,000              20,000
     Accrued Commissions                                                       17,813              33,856
     Accrued Expenses                                                          29,197              28,197
                                                                         ------------        ------------
Total Current Liabilties                                                      174,247             177,992
     Notes Payable to Related Parties, Long Term                               57,771              70,746

Commitments and Contingencies

     Series B-1, Redeemable Convertible Preferred shares, $.01 par value, 1,000,000 shares authorized, 102,762
        shares issued and outstanding at March 31, 2004
        and December 31, 2003                                                   1,028               1,028

Shareholders' Equity:
     Common shares, $.01 par value, 65,000,000
        shares authorized, 47,015,865 shares issued
        and outstanding at March 31, 2004 and
        December 31, 2003                                                     470,159             470,159
     Additional Paid-In Capital                                            46,428,615          46,428,615
     Accumulated Deficit                                                  (46,067,191)        (45,943,395)
                                                                         ------------        ------------
Total Shareholders' Equity                                                    831,583             955,379
                                                                         ------------        ------------

                                                                         $  1,064,629        $  1,205,145
                                                                         ============        ============



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